As filed with the Securities and Exchange Commission on November __, 1998.
                                               Registration No. 333-______







                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                              APAC TELESERVICES, INC.
              (Exact Name of Registrant as Specified in its Charter)


          ILLINOIS                           36-2777140
(State or Other Jurisdiction of           (I.R.S. Employer
Incorporation or Organization)           Identification No.)


                       ONE PARKWAY NORTH CENTER, SUITE 510
                           DEERFIELD, ILLINOIS  60015
                    (Address of Principal Executive Offices)


                             APAC TELESERVICES, INC.
                 AMENDED AND RESTATED 1995 INCENTIVE STOCK PLAN
                            (Full Title of the Plans)


                              THEODORE G. SCHWARTZ
                       CHAIRMAN  & CHIEF EXECUTIVE OFFICER
                       ONE PARKWAY NORTH CENTER, SUITE 510
                           DEERFIELD, ILLINOIS  60015
                     (Name and Address of Agent For Service)


                                 (847) 374-4980
          (Telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                          Proposed      Proposed
      Title of                            Maximum       Maximum
     Securities             Amount        Offering     Aggregate       Amount of
       to be                to be          Price        Offering     Registration
     Registered          Registered(1)   Per Share(2)   Price(2)          Fee

  Common Shares, par
  value $.01 per share   4,400,000 Shares    $ 5.59375   $ 24,612,500   $ 6,842


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of additional shares to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Share as quoted on the Nasdaq National Market on October 28,
          1998.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

       We incorporate by reference the Registration Statement on Form S-8 that we filed with the SEC on February 27, 1996 (File No. 333-01718).

       We also incorporate by reference the following documents:

          (1) Our Annual Report on Form 10-K for the fiscal year ended December 28, 1997, which we have filed with the SEC.

          (2) Our Quarterly Reports on Form 10-Q for the quarter periods ended March 29, 1998 and June 28, 1998, each of which we have filed with the SEC.

          (3) Our Current Reports on Form 8-K, dated March 30, 1998, April 10, 1998, April 20, 1998, May 1, 1998, May 20, 1998 (as amended by Form 8-K/A), June
25, 1998, July 20, 1998, August 31, 1998 and October 19, 1998, each of which we have filed with the SEC.

       If we file any documents pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, after today but before we file a post-effective amendment to this registration statement which states that all shares of our common stock offered have been sold or which deregisters all shares then remaining unsold, then those documents shall be deemed to be incorporated by reference in this registration statement from the date of filing (we refer to such documents, and the documents listed above, as "Incorporated Documents").

       To the extent information contained in this registration statement or any Incorporated Document differs from information contained in an earlier-filed Incorporated Document, rely on the different information in this registration statement or the later-filed Incorporated Document.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Deerfield, Illinois on November 2, 1998.

                                   APAC TELESERVICES, INC.
                                   By: /s/ Theodore G. Schwartz
                                      Theodore G. Schwartz
                                      Chairman of the Board of Directors and
                                      Chief Executive Officer

                        POWER OF ATTORNEY

          We, the undersigned officers and directors of APAC TeleServices, Inc., hereby severally constitute Theodore G. Schwartz and Marc S. Simon, and each of them alone, our true and lawful attorneys with full power to them, and each of them alone, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable APAC TeleServices, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of November, 1998.

          Signature                Title

/s/ Theodore G. Schwartz           Chairman of the Board and Chief Executive
     Theodore G. Schwartz          Officer (Principal Executive Officer)

/s/ Marc S. Simon                  President, Chief Operating Officer and
     Marc S. Simon                 Director (Principal Financial Officer)

/s/ Mark Remissong                 Chief Financial Officer
     Mark Remissong                (Principal Financial Officer)

/s/ Philip B. Wade                 Vice President and Controller
     Philip B. Wade                (Chief Accounting Officer)

/s/ Thomas M. Collins              Director
     Thomas M. Collins

/s/ George D. Dalton               Director
     George D. Dalton

/s/ Paul G. Yovovich               Director
     Paul G. Yovovich


                          EXHIBIT INDEX

Exhibit Number      Description

  5.1         Opinion (including consent) of McDermott, Will & Emery.

  23.1        Consent of Arthur Andersen LLP.

  23.2        Consent of McDermott, Will & Emery (included in Exhibit 5.1).

  24.1        Power of Attorney (included on signature page).